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                      CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                           1934 ACT REPORTING REQUIREMENTS


                                       FORM 8-K

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                    CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                   AUGUST 29, 1997
                                   (Date of Report)

                          FIRST CHOICE HEALTH NETWORK, INC.
             (Name of Small Business Issuer as Specified in its Charter)

                             Commission File No. 0-23998


             WASHINGTON                                      91-1272766
    (State or Other Jurisdiction                          (I.R.S. employer
        of Incorporation)                               identification number)

                             601 UNION STREET,  SUITE 700
                              SEATTLE, WASHINGTON  98101
                       (Address of Principal Executive Offices,
                                 Including Zip Code)

        Registrant's Telephone Number, Including Area Code:    (206)  667-8050

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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

a) First Choice Health Network ("Company"), with the approval of the Company's Board of Directors, notified KPMG Peat Marwick LLP on August 12, 1997 regarding the Company's decision not to retain KPMG Peat Marwick LLP for the fiscal year ending December 31, 1997.

b) KPMG Peat Marwick LLP's report on the Company's financial statements for the past two years contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principals.

c) There were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure during the two most recent fiscal years ended December 31, 1996 and 1995.

d) The company requested KMPG Peat Marwick LLP to furnish the Company with a letter addressed to the Securities and Exchange Commission stating their agreement with the statements made above which will be filed as an amended filing to this Form 8-K.


Item 7.  Exhibits

1)  None.

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                                      SIGNATURES


In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                          FIRST CHOICE HEALTH NETWORK, INC.

Date:    August 29, 1997







                                  By:       / s /David Peel
                                     ---------------------------
                                  David Peel
                                  Vice President of Finance
                                  (Principal Financial and Accounting Officer
                                  and Duly Authorized Officer)